                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) August 30, 2001.
                                                      ----------------


                              STONEPATH GROUP, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)



           Delaware                     0-26929                   65-0867684
--------------------------------------------------------------------------------
(State or Other Jurisdic-       (Commission File Number)       (IRS Employer
 tion of Incorporation)                                      Identification No.)


Two Penn Center Plaza, Suite 605, Philadelphia, PA                   19102
-----------------------------------------------------             ---------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code 215-564-9190
                                                  -------------

                                 Not Applicable
                  ---------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On August 30, 2001, Stonepath Group, Inc. entered into a definitive agreement to acquire Air Plus Limited and its operating affiliates (collectively, Air Plus"), a group of Minneapolis-based, privately held companies that provide a full range of logistics and transportation services. The total value of the transaction is $34.5 million, consisting of cash of $17.5 million at closing and a four-year earn-out arrangement based upon Air Plus achieving pre-tax net income of $6 million in each of the earn-out years.

Founded in 1990, Air Plus is one of the leading time definite transportation logistics organizations operating in the United States providing a full range of transportation and distribution solutions including warehousing and order fulfillment. Air Plus services a customer base of manufacturers, distributors and national retail chains through its network of 16 offices in 13 North American cities and Puerto Rico and an extensive network of over 200 agents.

Air Plus has experienced double-digit revenue growth during the past four years and has been profitable since inception. Based upon its unaudited historic financial statements, Air Plus realized pre-tax earnings of $3.9 million on gross revenue of $56.2 million for the year ended December 31, 2000. This reflected a 30% increase over the $43.4 million of revenue recorded for the prior year and an 18% increase over the $3.3 million of pre-tax earnings realized for the prior year. Adjusting for non-recurring expenses, normalized pre-tax earnings for the year ended December 31, 2000 would have been approximately $7.7 million. Also based upon its unaudited financial statements, Air Plus realized pre-tax earnings of $.7 million on revenue of $26 million for the six months ended June 30, 2001. This reflected a 32% increase over the $19.7 of revenue recorded for the prior year comparative period and a 56% decrease under the $1.6 million of pre-tax earnings realized for the prior year comparative period. The decrease in pre-tax earnings was primarily attributable to approximately $1.2 million of non-recurring expenses incurred by Air Plus associated with the opening of six new logistics centers during the period. As these logistics centers become fully deployed, Air Plus expects earnings to return to historic levels.

The transaction is expected to close within 60 days, and is subject to customary closing conditions, including the completion of audited financial statements and the receipt of a fairness opinion. After the closing Air Plus will operate as a wholly-owned subsidiary of Stonepath Group.

On September 4, 2001, Stonepath issued a press release announcing the transaction. A copy of the Press Release is attached to this Form 8-K as Exhibit
99.1 and is incorporated herein by reference.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits

               (a)      Not applicable.

               (b)      Not applicable.

               (c)      Exhibits.


                        Exhibit No.

               99.1     Press release dated September 4, 2001

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            STONEPATH GROUP, INC.



Date: September 10, 2001                    By: /s/ Dennis L. Pelino
                                                -------------------------------
                                                Name: Dennis L. Pelino
                                                Title: Chairman and
                                                       Chief Executive Officer